    As filed with the Securities and Exchange Commission on August 2, 1996.
                                  Registration No.
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  -----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        under
                              THE SECURITIES ACT OF 1933
                                   ----------------

                                  GUPTA CORPORATION
                (Exact name of Registrant as specified in its charter)


         CALIFORNIA                                        94(2874178)
- ----------------------------------        -------------------------------------
  (State of Incorporation)                (I.R.S. Employer Identification No.)

                                   1060 Marsh Road
                             Menlo Park, California 94025
                       (Address of principal executive offices)
                               -----------------------

                                1995 STOCK OPTION PLAN
                               (Full title of the Plan)
                               -----------------------

                                   Samuel M. Inman
                        President and Chief Executive Officer
                                  GUPTA CORPORATION
                                   1060 Marsh Road
                             Menlo Park, California 94025
                                    (415) 321-9500
              (Name, address and telephone number of agent for service)
                               -----------------------

                                      Copies to:

                                  TAE HEA NAHM, ESQ.
                                JOHN V. BAUTISTA, ESQ.
                                  Venture Law Group
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (415) 854-4488



                                      Page 1
                            Exhibit Index is on Page 10.
                 (Calculation of Registration Fee on following page)

- --------------------------------------------------------------------------------
                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                            Proposed            Proposed
Title of Securities to be Registered   Maximum Amount       Maximum             Maximum             Amount of
                                       to be Registered    Offering Price       Aggregate          Registration
                                                            Per Share          Offering Price          Fee
- --------------------------------------------------------------------------------------------------------------------
1995 Stock Option Plan

    Common Stock $.01 par value,       589,199 shares      $   5.92 (1)        $   3,488,058       $   1,202.78
    Issuable upon Exercise of
    Outstanding Options

    Common Stock $.01 par value,       410,801 shares      $  4.375 (2)        $   1,797,254       $     619.74
    Reserved for Grant of Additional
    Options

TOTAL                                1,000,000 shares      $  5.285            $   5,285,312       $   1,822.52



(1) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported in the NASDAQ National Market System on July 29, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3        INFORMATION INCORPORATED BY REFERENCE

    The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

    ITEM 3(A)

         The Registrant's latest annual report on Form 10-K filed pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

    ITEM 3(B)

         All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above.

    ITEM 3(C)

         The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on December 17, 1992, as amended by Amendment No. 1 to Form 8-A filed on January 29, 1993, and including any further amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4        DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5        INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the legality of the issuance of the Common Stock registered hereby will be passed upon for the Registrant by Venture Law Group, Menlo Park, California. As of the date of this Registration Statement, certain members of Venture Law Group and investment partnerships of which members of Venture Law Group are partners beneficially own 28,000 shares of the Registrant's Common Stock.

ITEM 6        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation limit the liability of directors for monetary damages to the maximum extent permitted by California law. Such limitation of liability has no effect on the availability of equitable remedies, such as injunctive relief or rescission. The Registrant's By-laws include provisions whereby the directors, officers and other agents of the Company are to be indemnified against certain liabilities to the fullest extent permitted by the California Corporations Code. Pursuant to approval of the Board of Directors, the Registrant entered into indemnification agreements with each of its current directors and officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by the California Corporations Code, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancement of expenses are discretionary under California law. It is the opinion of the staff of the Securities and Exchange Commission that indemnification provisions such as those contained in these agreements have no effect on a director's or officer's liability under the federal securities laws. In addition, the Registrant maintains an insurance policy covering its officers and directors under which the insurer has agreed to pay, subject to certain exclusions, the amount of any claim made against the officers or directors of the Registrant for wrongful acts that such officers or directors may otherwise be required to pay or for which the Registrant is required to indemnify such officers or directors.

ITEM 7        EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8        EXHIBITS

              Exhibit
              Number                        Document
               ------             ---------------------------------
               4.1                1995 Stock Option Plan and Form of Option
                                  Agreement for Use with Plan.
               5.1                Opinion of Counsel as to Legality of
                                  Securities Being Registered.
              23.1                Consent of Independent Public Accountants
                                  (see page 9).
              23.2                Consent of Counsel (contained in Exhibit 5.1
                                  hereto).
              24.0                Power of Attorney (see page 7).


ITEM 9        UNDERTAKINGS

    A.        The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Gupta Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on July 31, 1996.


                               GUPTA CORPORATION

                               By:     /s/ Samuel M. Inman
                                     -----------------------------------
                                       Samuel M. Inman, President, and
                                       Chief Executive Officer


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig W. Johnson and Samuel M. Inman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature            Title                                      Date
    ---------            -----                                      ----

  /s/UMANG P. GUPTA      Chairman of the Board and Director     July 31, 1996
- ---------------------
  (Umang P. Gupta)


  /s/SAMUEL M. INMAN    President and Chief Executive Officer   July 31, 1996
- ---------------------     (Principal Executive Officer)
  (Samuel M. Inman)

  /s/RICHARD A. GELHAUS Chief Financial Officer (Principal      July 31, 1996
- -----------------------
(Richard A. Gelhaus)     Financial and Accounting Officer) and
                         Senior Vice President of Finance and
                         Operations

  /s/WILLIAM O. GRABE   Director                                July 31, 1996
- ----------------------
  (William O. Grabe)

  /s/MAX D. HOPPER      Director                                July 31, 1996
- ----------------------
  (Max D. Hopper)

  /s/D. BRUCE SCOTT     Director                                July 31, 1996
- ----------------------
  (D. Bruce Scott)

  /s/ANTHONY SUN        Director                                July 31, 1996
- ----------------------
  (Anthony Sun)

                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration statement on Form S-8 of our report dated July 15, 1996, appearing on page 35 of the Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

San Jose, California
August 1, 1996

                                  INDEX TO EXHIBITS


 Exhibit                                                                  Page
 Number                                                                    No.
- --------                                                                  ----

 4.1          1995 Stock Option Plan and Form of Option Agreement for
              Use with Plan.

 5.1 Opinion of Counsel as to legality of securities being registered.

23.1          Consent of Independent Public Accountants (see page 9).

23.2          Consent of Counsel (contained in Exhibit 5.1 hereto).

24.0          Power of Attorney (see page 7).